Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT INC. ANNOUNCES THIRD QUARTER 2017

FINANCIAL RESULTS

A reconciliation of non-GAAP financial measures for Funds from Operations, Adjusted Funds from Operations, and
Normalized Adjusted Funds from Operations is included in the financial table at the end of this announcement.

Bethesda, MD – November 9, 2017 – Global Medical REIT Inc. (NYSE: GMRE) (the “Company”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share, today announces its financial results for the three and nine-month periods ended September 30, 2017.

2017 Third Quarter Highlights (all comparisons are to the same quarter in the prior year unless otherwise noted)

•	Total revenue increased to $8.4 million from $2.0 million.

•	Net income for the third quarter attributable to common stockholders increased to $0.4 million, or $0.02 per share, from $(2.0) million, or $(0.11) per share.

•	Adjusted Funds from Operations ("AFFO") increased to $0.17 per share from $(0.03) per share.

•	During the third quarter, the Company completed four acquisitions containing a total of 126,318 net leasable square feet for an aggregate purchase price of approximately $66.0 million. Based on rents in effect at the closing of each transaction, the four properties are expected to generate aggregate annual cash rent receipts of approximately $5.1 million, which are expected to increase in the future as each of the four leases is subject to annual, contracted rent increases.

•	On September 8, 2017, the Company declared a quarterly cash dividend of $0.20 per share of common stock to stockholders of record as of September 26, 2017. On an annualized basis, this amounts to a dividend of $0.80 per share.

•	On September 15, 2017, the Company closed on a public underwritten offering of 3,105,000 shares of its 7.50% Series A Cumulative Redeemable Preferred Stock, resulting in net proceeds to the Company of approximately $75 million.

Jeff Busch, the Company’s Chief Executive Officer, commented, “In addition to registering another successful quarter in terms of accretive property acquisitions, we also made significant progress in controlling our expenses. We added four properties during the quarter, which, on an annualized basis based on rents in place at the acquisition dates, will generate cash rent receipts of $5.1 million. Our leases for these properties also carry annual rent escalation clauses, which will add to our stable, organic increases in rental receipts each year. Despite our growing portfolio, we were also able to reduce our expenses on an absolute dollar basis from second quarter levels.”

Mr. Busch continued, “As detailed below, and has been the case for several quarters, the timing of our acquisition closings resulted in less than a full quarter’s rent contribution from our acquired properties, yet the full amount of the acquisition expenses were incurred. As those properties earn a full quarter’s worth of rental income going forward, our operating results will benefit accordingly.”

Acquisition Activity

Completed Acquisitions During the Third Quarter Ended September 30, 2017

The Company completed four acquisitions during the third quarter of 2017, encompassing an aggregate of 126,318 net leasable square feet for a combined purchase price of approximately $66.0 million at a weighted average cap rate of approximately 7.67%. Summary information about the acquisitions completed during the third quarter is presented in the table below:

Q3 2017 Completed Acquisitions Summary Table
Property	City	State	Purchase Price	Square Feet	Cap Rate[1]
Austin	Austin	TX	$40,650,000	59,258	7.10%
Germantown	Germantown	TN	$15,940,250	33,777	9.32%
Lubbock	Lubbock	TX	$8,200,000	27,280	7.32%
NOMS	Ballville	OH	$1,216,000	6,003	7.65%
Totals			$66,006,250	126,318	7.67%[2]

1 Cap rates are calculated based on current lease terms and do not give effect to future rent escalations.

2 Represents a weighted average.

A description of the completed acquisitions is as follows:

•	On September 25, 2017, the Company closed on the acquisition of the Central Texas Rehabilitation Hospital (the “Rehab Hospital”) and approximately 1.27 acres of land adjacent to the Rehab Hospital that has been planned to accommodate the development of a long-term, acute care hospital (the “Developable Land” and, together with the Rehab Hospital, the “Austin Facility”). Norvin Austin Rehab LLC (the “Austin Seller”) was the seller of the Austin Facility. Upon the closing of the acquisition of the Austin Facility, the Company assumed the Austin Seller’s interest, as lessor, in the absolute triple-net lease (the “Austin Facility Lease”) with CTRH, LLC, which is a joint venture between subsidiaries of Kindred Healthcare and Seton Healthcare, which is part of the Ascension Health System. The Austin Facility Lease has a remaining term of approximately 9.6 years, subject to four, five-year renewal options by the tenant, and 80% of the lease payments are guaranteed by Kindred Healthcare.

•	On August 30, 2017, the Company purchased a medical office building located in Germantown, Tennessee (the “Germantown Facility”) from Brierbrook Partners, LLC (“Brierbrook”) and assumed Brierbrook’s interest, as lessor, in three existing absolute triple-net leases of the Germantown Facility. The leases have remaining terms of approximately seven years and each lease has two, five-year renewal options.

•	On August 18, 2017, the Company purchased a medical office building located in Lubbock, Texas (the “Lubbock Facility”) from Cardiac Partners Development, LP, and entered into a new triple-net lease of the Lubbock Facility with Lubbock Heart Hospital, LLC, as tenant, with an initial term of 12 years and two, five-year renewal options.

•	On August 15, 2017, the Company purchased a medical office building located in Ballville, Ohio (the “Ballville Facility”) from NOMS Property, LLC, and entered into an amendment of the existing triple-net Master Lease dated October 7, 2016 (the “NOMS Lease”), between the Company, as lessor, and Northern Ohio Medical Specialists, LLC (“NOMS”), as tenant, whereby the Ballville Facility was added to the NOMS Lease and leased to NOMS. The lease has a remaining term of approximately 10 years and three, five-year renewal options.

2017 Third Quarter Financial Review

•	For the three months ended September 30, 2017, total revenue increased to $8.4 million, compared with total revenue of $2.0 million for the third quarter in the prior year. The year-over-year increase was primarily the result of increased rental revenue due to the Company’s larger property portfolio.

•	Total expenses for the three months ended September 30, 2017 were $7.8 million, compared with $4.0 million in the same quarter of last year. Within total expenses, general and administrative expenses were $1.0 million in the third quarter of 2017, down from $1.7 million in the prior year period. This decrease in general in administrative expenses was primarily the result of a $0.5 million reduction in stock compensation expense, reflecting the impact of LTIP forfeitures.

•	Net income attributable to common stockholders for the three months ended September 30, 2017 was $0.4 million, or $0.02 per share, compared to net loss of $(2.0) million, or $(0.11) per share for the third quarter of the prior year. The year-over-year increase was primarily due to significantly higher rental revenue, compared with the prior period.

•	Quarterly Funds from Operations (“FFO”) per share grew to $0.14, compared to $(0.08) for the third quarter in the prior year.

•	Quarterly AFFO per share grew to $0.17, compared to $(0.03) for the third quarter in the prior year.

•	Quarterly Normalized Adjusted Funds from Operations (“Normalized AFFO”) per share grew to $0.18, compared to $(0.03) for the third quarter in the prior year.

2017 Year-to-Date Financial Review

•	For the nine months ended September 30, 2017, total revenue increased to $20.5 million, compared with total revenue of $5.1 million for the comparable prior year period.

•	Total expenses for the nine months ended September 30, 2017 were $21.8 million, compared with $9.5 million in the same period of last year. The year-over-year growth in total expenses was largely driven by the significantly increased size of the Company’s property portfolio. Within total expenses, general and administrative expenses were $4.4 million for the nine months ended September 30, 2017, compared to $3.0 million in the comparable 2016 period. This increase was primarily due to increased stock compensation costs as well as increased professional fees incurred during 2017 compared to 2016.

•	Net loss attributable to common stockholders for the nine months ended September 30, 2017 was $(1.6) million, or $(0.08) per share, compared to net loss of $(4.4) million, or $(0.68) per share for the comparable prior year period. The decrease in the net loss for the nine months ended September 30, 2017 compared to the prior year period was primarily due to increased rental revenue driven by the growth in the Company’s property portfolio.

•	FFO per share grew to $0.27, compared to $(0.44) for the comparable prior year period.

•	AFFO per share grew to $0.40, compared to $(0.20) for the comparable prior year period.

•	Normalized AFFO per share grew to $0.43 compared to $(0.19) for the comparable prior year period.

Leasing Review

•	At September 30, 2017, the Company’s total portfolio included 50 buildings leased to 38 tenants.

•	The Company’s portfolio contained 1,186,462 net leasable square feet as of September 30, 2017 with an overall leased occupancy rate of 100%.

•	The average lease term remaining for the entire portfolio was 9.4 years at September 30, 2017 with an average annual base rent of $27.01 per square foot.

•	Annualized rent on properties owned as of September 30, 2017 was approximately $32.1 million, based on the monthly rent in place at September 30, 2017. This amount does not take into account future contractual rental rate increases.

Balance Sheet Summary

•	The Company’s cash and cash equivalents balance was $6.8 million as of September 30, 2017 compared to $19.7 million as of December 31, 2016.

•	The Company’s gross investment in real estate as of September 30, 2017 was $422.3 million compared to $206.9 million as of December 31, 2016.

•	The Company’s total debt, which includes outstanding borrowings on the revolving credit facility, third party debt (net of unamortized deferred financing costs), and related party debt (as of December 31, 2016), was $164.6 million as of September 30, 2017, compared to $66.5 million as of December 31, 2016. The Company’s weighted-average interest rate and term of its debt was 3.84% and 3.43 years, respectively, as of September 30, 2017, compared to 4.29% and 6.04 years, respectively, as of December 31, 2016.

Earnings Call

The Company will hold its third quarter 2017 conference call on November 9, 2017, at 11:00 a.m. Eastern Time. Stockholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet via the “Investor Relations” section of the Company’s website at www.globalmedicalreit.com or by clicking on the conference call link http://globalmedicalreit.equisolvewebcast.com/q3-2017, or they may participate in the conference call by dialing 1-877-407-3948 and referencing Global Medical REIT Inc. An audio replay of the conference call will be posted on the Company’s website.

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share. The Company’s management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long-established relationships with a wide range of healthcare providers. The Company elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2016.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding expected financial performance or other financial items and statements regarding future dividend payments; any statements concerning our plans, strategies, objectives and expectations for future operations and our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions; any statements regarding the expected size and growth of the healthcare real estate market, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from estimates, stated expectations or projections contained in the Company’s forward-looking statements are set forth in the “Risk Factors” section of our Annual Report on Form 10-K, as amended by Amendment No. 1 and Amendment No. 2 thereto, for the year ended December 31, 2016, which were filed with the United States Securities and Exchange Commission (“SEC”) on March 27, 2017, May 5, 2017, and May 9, 2017, respectively, and elsewhere in the reports the Company has filed with the SEC, including that unfavorable global and domestic economic conditions may adversely impact the Company’s business, the Company may not be successful in completing acquisitions in its investment pipeline or that it identifies and pursues in the future, and the Company’s expenses may be higher than anticipated. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

COMPANY CONTACT:		INVESTOR RELATIONS:
-OR-
Global Medical REIT Inc.		The Equity Group Inc.
Danica Holley		Jeremy Hellman
Chief Operating Officer		Senior Associate
(202) 524-6854 / danicah@globalmedicalreit.com		(212) 836-9626 / jhellman@equityny.com

Adam Prior
Senior Vice-President
(212) 836-9606 / aprior@equityny.com

Global Medical REIT Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenue
Rental revenue	$7,921,913	$1,932,425	$19,217,710	$4,994,172
Expense recoveries	443,816	-	1,141,455	-
Other income	23,134	70,225	111,502	93,196
Total revenue	8,388,863	2,002,650	20,470,667	5,087,368

Expenses
Acquisition fees	651,645	-	2,130,187	-
Acquisition fees – related party	-	-	-	754,000
General and administrative	989,526	1,720,651	4,418,115	2,962,730
Operating expenses	464,514	1,025	1,234,247	15,685
Management fees – related party	803,804	627,147	2,059,325	807,147
Depreciation expense	2,175,668	585,449	5,372,308	1,528,281
Amortization expense	523,487	-	1,326,395	-
Interest expense	2,174,683	1,051,204	5,265,262	3,443,113
Total expenses	7,783,327	3,985,476	21,805,839	9,510,956

Net income (loss)	$605,536	$(1,982,826)	$(1,335,172)	$(4,423,588)
Less: Preferred stock dividends	(258,750)	-	(258,750)	-
Less: Net loss attributable to noncontrolling interest	34,482	-	34,482	-
Net income (loss) attributable to common stockholders	$381,268	$(1,982,826)	$(1,559,440)	$(4,423,588)

Net income (loss) attributable to common stockholders per share – basic and diluted	$0.02	$(0.11)	$(0.08)	$(0.68)

Weighted average shares outstanding – basic and diluted	21,522,251	17,371,743	18,938,367	6,514,230

Global Medical REIT Inc.

Consolidated Balance Sheets

	As of
	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Investment in real estate:
Land	$36,839,127	$17,785,001
Building	349,041,480	179,253,398
Site improvements	3,992,974	1,465,273
Tenant improvements	5,095,651	1,186,014
Acquired lease intangible assets	27,308,632	7,187,041
	422,277,864	206,876,727
Less: accumulated depreciation and amortization	(10,142,823)	(3,366,680)
Investment in real estate, net	412,135,041	203,510,047
Cash	6,776,501	19,671,131
Restricted cash	2,040,026	941,344
Tenant receivables	616,741	212,435
Escrow deposits	1,297,665	1,212,177
Deferred assets	2,923,494	704,537
Deferred financing costs, net	2,977,981	927,085
Other assets	160,214	140,374
Total assets	$428,927,663	$227,319,130

Liabilities and Stockholders’ Equity
Liabilities:
Revolving credit facility	$126,100,000	$27,700,000
Notes payable, net of unamortized discount of $963,184 and $1,061,602 at September 30, 2017 and December 31, 2016, respectively	38,511,716	38,413,298
Notes payable to related parties	-	421,000
Accounts payable and accrued expenses	2,433,549	573,997
Dividends payable	4,767,037	3,604,037
Security deposits and other	2,206,145	719,592
Due to related parties, net	802,286	580,911
Acquired lease intangible liability, net	1,080,123	277,917
Total liabilities	175,900,856	72,290,752
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 3,105,000 and no shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively (liquidation preference of $77,625,000 and $0, respectively)	74,959,003	-
Common stock $0.001 par value, 500,000,000 shares authorized; 21,630,675 and 17,605,675 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	21,631	17,606
Additional paid-in capital	207,268,720	171,997,396
Accumulated deficit	(29,914,472)	(16,986,624)
Total Global Medical REIT Inc. stockholders' equity	252,334,882	155,028,378
Noncontrolling interest	691,925	-
Total equity	253,026,807	155,028,378
Total liabilities and stockholders' equity	$428,927,663	$227,319,130

Global Medical REIT Inc.
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2017	2016
	(unaudited)
Operating activities
Net loss	$(1,335,172)	$(4,423,588)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	5,372,308	1,528,281
Amortization of deferred financing costs	840,214	215,449
Amortization of acquired lease intangible assets	1,326,395	-
Amortization of above (below) market leases, net	13,970	-
Stock-based compensation expense	1,480,724	830,827
Advisory expense settled in OP Units	77,497	-
Changes in operating assets and liabilities:
Restricted cash	(1,144,705)	(438,189)
Tenant receivables	(404,306)	(177,369)
Deferred assets	(2,218,957)	(222,324)
Other assets	(21,890)	-
Accounts payable and accrued expenses	1,622,426	(267,627)
Security deposits and other	1,486,553	597,593
Accrued management fees due to related party	183,096	297,147
Net cash provided by (used in) operating activities	7,278,153	(2,059,800)

Investing activities
Purchase of land, buildings, and other tangible and intangible assets and liabilities	(213,535,461)	(68,690,495)
Escrow deposits for purchase of properties	(60,000)	394,310
Loans repayments from (made to) related party	38,428	(39,000)
Pre-acquisition costs for purchase of properties	51,459	-
Net cash used in investing activities	(213,505,574)	(68,335,185)

Financing activities
Net proceeds from preferred stock offering	75,146,720	-
Net proceeds received from follow-on offering	33,794,625	137,358,367
Change in restricted cash	46,023	80,040
Escrow deposits required by third party lenders	(25,488)	(843,636)
Loans (repaid to) from related party	(149)	29,986
Repayment of convertible debenture, due to related party	-	(10,000,000)
Proceeds from notes payable from acquisitions	-	41,320,900
Payments on notes payable from acquisitions	-	(24,011,168)
Proceeds from note payable from related party	-	450,000
Repayment of note payable from related party	(421,000)	(450,000)
Proceeds from revolving credit facility, net	98,400,000	-
Payments of deferred financing costs	(2,792,692)	(1,090,079)
Dividends paid to stockholders	(10,815,248)	(285,703)
Net cash provided by financing activities	193,332,791	142,558,707
Net (decrease) increase in cash and cash equivalents	(12,894,630)	72,163,722
Cash and cash equivalents—beginning of period	19,671,131	9,184,270
Cash and cash equivalents—end of period	$6,776,501	$81,347,992
Supplemental cash flow information:
Cash payments for interest	$3,928,208	$3,696,467
Noncash financing and investing activities:
Accrued dividends payable	$4,767,037	$3,592,786
Conversion of convertible debenture due to majority stockholder to common stock	$-	$30,030,134
Accrued preferred stock offering costs	$187,717	$-
Reclassification of common stock offering costs to additional paid-in capital	$443,499	$1,681,259
Reclassification of preferred offering costs to preferred stock balance	$220,809	$-
Accrued capitalized deal costs	$49,409	$-
OP Units issued for noncash transaction	$1,000,000	$-

Non-GAAP Financial Measures

FFO, AFFO, and Normalized AFFO are non-GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO, AFFO, and Normalized AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with generally accepted accounting principles (“GAAP”) before non-controlling interests of holders of operating partnership units, excluding gains (or losses) from sales of property and extraordinary items, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company did not incur any gains or losses from the sales of property or record any adjustments for unconsolidated partnerships and joint ventures during the quarters ended September 30, 2017 and September 30, 2016. Because FFO excludes real estate related depreciation and amortization (other than amortization of deferred financing costs), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company, these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock-based compensation expense, recurring amortization of deferred financing costs, recurring capital expenditures, recurring lease commissions, recurring tenant improvements, an advisory fee settled with the issuance of OP units, and other items.

Management calculates Normalized AFFO, which is also a non-GAAP financial measure, by modifying AFFO by adjusting for non-recurring income and expenses. For the Company, these items include the costs of establishing a system of Sarbanes-Oxley compliant internal controls and procedures and the portion of our General Counsel and Secretary’s salary for 2017 that is reimbursable by the Company to the Company’s external advisor, Inter-American Management, LLC (such reimbursement obligation expires on May 8, 2018).

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also considers Normalized AFFO to be a useful measure to evaluate the Company’s operating results excluding non-recurring income and expenses. Normalized AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. The Company’s FFO, AFFO, and Normalized AFFO computations may not be comparable to FFO, AFFO, and Normalized AFFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, that interpret the NAREIT definition differently than the Company does or that compute FFO, AFFO, and Normalized AFFO in a different manner.

Global Medical REIT Inc.
Reconciliation of FFO, AFFO, and Normalized AFFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Net income (loss) attributable to common stockholders	$381,268	$(1,982,826)	$(1,559,440)	$(4,423,588)
Depreciation and amortization expense	2,699,155	585,449	6,698,703	1,528,281
Amortization of above market leases	25,016	-	13,970	-
FFO	$3,105,439	$(1,397,377)	$5,153,233	$(2,895,307)
Acquisition costs	651,645	-	2,130,187	754,000
Straight line deferred rental revenue	(942,877)	(90,905)	(2,072,198)	(222,324)
Stock-based compensation expense	340,287	830,827	1,480,724	830,827
Amortization of deferred financing costs	340,638	62,604	840,214	215,449
Non-cash advisory fee	119,163	-	119,163	-
AFFO	$3,614,295	$(594,851)	$7,651,323	$(1,317,355)
Professional fees and services related to Sarbanes-Oxley implementation	162,657	73,332	403,995	73,332
Compensation expense reimbursement	31,250	-	49,395	-
Normalized AFFO	$3,808,204	$(521,519)	$8,104,713	$(1,244,023)

Net income (loss) attributable to common stockholders per share – basic and diluted	$0.02	$(0.11)	$(0.08)	$(0.68)
FFO per Share	$0.14	$(0.08)	$0.27	$(0.44)
AFFO per Share	$0.17	$(0.03)	$0.40	$(0.20)
Normalized AFFO per Share	$0.18	$(0.03)	$0.43	$(0.19)

Weighted Average Shares Outstanding – basic and diluted	21,522,251	17,371,743	18,938,367	6,514,230